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                                                                    Exhibit 23.3



    Consent of Independent Registered Certified Public Accounting Firm



We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 12, 2004 relating to the financial statements and financial statement schedules of CNL Hospitality Properties, Inc. and Subsidiaries, which appear in such Registration Statement and to the incorporation by reference of our reports dated March 12, 2004 relating to the financial statements and financial statement schedules of CNL Hospitality Properties, Inc. and Subsidiaries, Desert Ridge Resort Partners, LLC and WB Resort Partners, LP and Subsidiaries which appear in CNL Hospitality Properties, Inc.'s Annual Report of Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Orlando, FL
July 19, 2004